September 29, 2008

Commonwealth Cash Reserve Fund, Inc.
4350 North Fairfax Drive, Suite 580
Arlington, VA 22203

Cadre Institutional Investors Trust
Airport Corporate Center
One Corporate Drive
Bohemia, NY 11716

Ladies and Gentlemen:

You have requested our opinion as counsel to Cadre Institutional Investors Trust ("Cadre") and Commonwealth Cash Reserve Fund, Inc. ("CCRF") with respect to certain Federal income tax consequences of the reorganization by and between CCRF, with respect to its investment portfolio known as CCRF Federal Portfolio ("Federal Fund") and Cadre. This opinion is rendered in connection with the Agreement and Plan of Reorganization, dated July [16], 2008 (the "Agreement") by and between CCRF and Cadre, which provides for, among other things, (i) the transfer of substantially all of the assets of the investment portfolio of Cadre known as Cadre Reserve Fund - U.S. Government Series ("Government Fund") in exchange for shares of Federal Fund; (ii) the assumption by Federal Fund of the stated liabilities of Government Fund; (iii) the distribution of Federal Fund shares to shareholders of Government Fund; and (iv) the dissolution and complete liquidation Government Fund (these transactions together, the "Reorganization"). We are delivering this opinion to you pursuant to Paragraph 8.6 of the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In rendering this opinion, we have, among other things, reviewed, and relied upon the accuracy of, the following documents:

1.	The Agreement;

2.	The Registration Statement on Form N-14 under the Securities Act of 1933 that relates to the Reorganization, as filed with the Securities and Exchange Commission (the "Registration Statement"); and

Commonwealth Cash Reserve Fund, Inc.
Cadre Institutional Investors Trust
September 29, 2008

3.	The Officer's Certificates provided to us by CCRF and Cadre (the "Certificates").

In rendering this opinion, we have assumed that the Reorganization will be carried out pursuant to the Agreement and in accordance with the Certificates. In addition, we have further assumed that factual statements and information contained in the Registration Statement, the Certificates, and other documents, records and instruments supplied to us are correct and that there has been no material change with respect to such facts or information prior to the time of the Reorganization. Finally, we have assumed that Federal Fund will continue to qualify as a regulated investment company under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year that includes the Reorganization.

Subject to the foregoing and any other assumptions, limitations and qualifications specified herein, it is our opinion that, on the basis of existing provisions of the Code, current administrative rules and court decisions, all as in effect as of the date hereof, for federal income tax purposes:

(a) The transfer of all of the assets of Government Fund solely in exchange for shares of Federal Fund and the assumption by Federal Fund of the stated liabilities of Government Fund followed by the distribution of shares of Federal Fund pro rata to shareholders of Government Fund in exchange for such shareholders' shares of Government Fund in complete liquidation of Government Fund, and all as contemplated by the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Government and Federal Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

(b) No gain or loss will be recognized by Federal Fund upon the receipt of all of the assets of Government Fund solely in exchange for shares of Federal Fund and the assumption by Federal Fund of the stated liabilities of the Government Fund;

(c) No gain or loss will be recognized by Government Fund upon the transfer of the assets of Government Fund to Federal Fund solely in exchange for shares of Federal Fund and the assumption by Federal Fund of the stated liabilities of Government Fund or upon the distribution (whether actual or constructive) of such shares of Federal Fund to shareholders of Government Fund in exchange for such shareholder's shares of Government Fund in liquidation of Government Fund;

(d) No gain or loss will be recognized by shareholders of Government Fund upon the exchange of their shares of Government Fund solely for shares of Federal Fund in the Reorganization;

(e) The aggregate tax basis of shares of Federal Fund received by a shareholder of Government Fund pursuant to the Reorganization, including fractional shares to which such shareholder may be entitled, will be the same as the aggregate tax basis of shares of the Government Fund exchanged therefor by such shareholder;

Commonwealth Cash Reserve Fund, Inc.
Cadre Institutional Investors Trust
September 29, 2008

(f) The holding period of shares of Federal Fund to be received by each shareholder of Government fund pursuant to the Reorganization, including fractional shares to which such shareholder may be entitled, will include the period for the shares of Government Fund exchanged therefor, provided such shares of Government Fund are held as capital assets at the time of the Reorganization;

(g) The tax basis of the assets of Government Fund acquired by Federal Fund will be the same as the tax basis of such assets to Government Fund immediately before the Reorganization;

(h)  The holding period of the assets of Government Fund in the hands Federal Fund will include the period during which those assets were held by Government Fund;

(i) Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Treasury Regulations promulgated thereunder, Federal Fund will succeed to and take into account the items of Government Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations promulgated thereunder; and

(k) Under Section 381(b) of the Code, the tax year of Government Fund will end on the closing date of the Reorganization.

The opinion expressed herein is rendered only with respect to the specific matters discussed herein. We express no opinion with respect to any other Federal, state, local or foreign income tax issue or other matter. This opinion is being provided solely for the benefit of CCRF and Federal Fund, and Cadre and Government Fund. No other person or party shall be entitled to rely on this opinion. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we become aware, which may affect either of the opinions expressed herein, or to update, revise or supplement any opinion herein for any reason whatsoever.

Very truly yours,

/s/ Schulte Roth & Zabel LLP

September 29, 2008

Commonwealth Cash Reserve Fund, Inc.
4350 North Fairfax Drive, Suite 580
Arlington, VA 22203

Cadre Institutional Investors Trust
Airport Corporate Center
One Corporate Drive
Bohemia, NY 11716

Ladies and Gentlemen:

You have requested our opinion as counsel to Cadre Institutional Investors Trust ("Cadre") and Commonwealth Cash Reserve Fund, Inc. ("CCRF") with respect to certain Federal income tax consequences of the reorganization by and between CCRF, with respect to its investment portfolio known as SNAP® Fund ("SNAP Fund") and Cadre. This opinion is rendered in connection with the Agreement and Plan of Reorganization, dated July 16, 2008 (the "Agreement") by and between CCRF and Cadre, which provides for, among other things, (i) the transfer of substantially all of the assets of the investment portfolios of Cadre known as Cadre Liquid Asset Fund - Money Market Series ("Liquid Asset Fund") and Cadre Reserve Fund - Money Market Series ("Reserve Fund" and collectively with Liquid Asset Fund, the "Cadre Funds," and each, a "Cadre Fund") in exchange for shares of SNAP Fund; (ii) the assumption by SNAP Fund of the stated liabilities of Liquid Asset Fund and Reserve Fund; (iii) the distribution of SNAP Fund shares to shareholders of Liquid Asset Fund and Reserve Fund; and (iv) the dissolution and complete liquidation of Liquid Asset Fund and Reserve Fund (these transactions together, the "Reorganization"). We are delivering this opinion to you pursuant to Paragraph 8.6 of the Agreement. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

In rendering this opinion, we have, among other things, reviewed, and relied upon the accuracy of, the following documents:

1.	The Agreement;

2.	The Registration Statement on Form N-14 under the Securities Act of 1933 that relates to the Reorganization, as filed with the Securities and Exchange Commission (the "Registration Statement"); and

Commonwealth Cash Reserve Fund, Inc.
Cadre Institutional Investors Trust
September 29, 2008

3.	The Officer's Certificates provided to us by CCRF and Cadre (the "Certificates").

In rendering this opinion, we have assumed that the Reorganization will be carried out pursuant to the Agreement and in accordance with the Certificates. In addition, we have further assumed that factual statements and information contained in the Registration Statement, the Certificates, and other documents, records and instruments supplied to us are correct and that there has been no material change with respect to such facts or information prior to the time of the Reorganization. Finally, we have assumed that SNAP Fund will continue to qualify as a regulated investment company under Section 851 of the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year that includes the Reorganization.

Subject to the foregoing and any other assumptions, limitations and qualifications specified herein, it is our opinion that, on the basis of existing provisions of the Code, current administrative rules and court decisions, all as in effect as of the date hereof, for federal income tax purposes:

(a) The transfer of all of the assets of Liquid Asset Fund and Reserve Fund solely in exchange for shares of SNAP Fund and the assumption by SNAP Fund of the stated liabilities of Liquid Asset Fund and Reserve Fund followed by the distribution of shares of SNAP Fund pro rata to shareholders of Liquid Asset Fund and Reserve Fund in exchange for such shareholders' shares of Liquid Asset Fund and/or Reserve Fund in complete liquidation of Liquid Asset Fund and Reserve Fund, and all as contemplated by the Agreement, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and each of Liquid Asset Fund, Reserve Fund and SNAP Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code;

(b) No gain or loss will be recognized by SNAP Fund upon the receipt of all of the assets of Liquid Asset Fund and Reserve Fund solely in exchange for shares of SNAP Fund and the assumption by SNAP Fund of the stated liabilities of the Liquid Asset Fund and Reserve Fund;

(c) No gain or loss will be recognized by Liquid Asset Fund and Reserve Fund upon the transfer of their assets to SNAP Fund solely in exchange for shares of SNAP Fund and the assumption by SNAP Fund of the stated liabilities of Liquid Asset Fund and Reserve Fund or upon the distribution (whether actual or constructive) of such shares of SNAP Fund to shareholders of Liquid Asset Fund and Reserve Fund in exchange for such shareholder's shares of Liquid Asset Fund and/or Reserve Fund in liquidation of Liquid Asset Fund and Reserve Fund;

Commonwealth Cash Reserve Fund, Inc.
Cadre Institutional Investors Trust
September 29, 2008

(d) No gain or loss will be recognized by shareholders of Liquid Asset Fund and Reserve Fund upon the exchange of their shares of Liquid Asset Fund and Reserve Fund solely for shares of SNAP Fund in the Reorganization;

(e) The aggregate tax basis of shares of SNAP Fund received by a shareholder of Liquid Asset Fund or Reserve Fund pursuant to the Reorganization, including fractional shares to which such shareholder may be entitled, will be the same as the aggregate tax basis of shares of the corresponding Cadre Fund exchanged therefor by such shareholder;

(f) The holding period of shares of SNAP Fund to be received by each shareholder of Liquid Asset Fund and Reserve Fund pursuant to the Reorganization, including fractional shares to which such shareholder may be entitled, will include the period for the shares of such Cadre Fund exchanged therefor, provided such shares of such Cadre Fund are held as capital assets at the time of the Reorganization;

(g) The tax basis of the assets of Liquid Asset Fund and Reserve Fund acquired by SNAP Fund will be the same as the tax basis of such assets to Liquid Asset Fund or Reserve Fund, as applicable, immediately before the Reorganization;

(h)  The holding period of the assets of Liquid Asset Fund and Reserve Fund in the hands of SNAP Fund will include the period during which those assets were held by Liquid Asset Fund or Reserve Fund, as applicable;

(i) Pursuant to Section 381(a) of the Code and Section 1.381(a)-1 of the Treasury Regulations promulgated thereunder, SNAP Fund will succeed to and take into account the items of Liquid Asset Fund and Reserve Fund described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations promulgated thereunder; and

(j) Under Section 381(b) of the Code, the tax year of each of Liquid Asset Fund and Reserve Fund will end on the closing date of the Reorganization.

The opinion expressed herein is rendered only with respect to the specific matters discussed herein. We express no opinion with respect to any other Federal, state, local or foreign income tax issue or other matter. This opinion is being provided solely for the benefit of CCRF and SNAP Fund, and Cadre and the Cadre Funds. No other person or party shall be entitled to rely on this opinion. We do not assume any continuing obligation or responsibility to advise you of any changes in law, or any change of circumstances of which we become aware, which may affect either of the opinions expressed herein, or to update, revise or supplement any opinion herein for any reason whatsoever.

Very truly yours,

/s/ Schulte Roth & Zabel LLP